As filed with the Securities and Exchange Commission on September 27, 1999
                                            Registration Statement No. 333-85719
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------

                            AMENDMENT NO. 2 TO
                                    FORM F-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                        INDEPENDENT ENERGY HOLDINGS PLC
             (Exact name of Registrant as specified in the charter)
                               ----------------
         England                      4911               Not Applicable
     (State or other      (Primary Standard Industrial  (I.R.S. Employer
     jurisdiction of       Classification Code Number)Identification Number)
      corporation or
      organization)            ----------------
                                Radcliffe House
                                 Blenheim Court
                            Solihull, West Midlands
                             United Kingdom B91 2AA
                              011-44-121-705-1111
   (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive offices)
                               ----------------
                             CT Corporation System
                                 1633 Broadway
                               New York, NY 10019
                                 (212) 664-1666
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ----------------
                          Copies of communications to:
         Richard J. Wilkie                         Keith Kearney
Akin, Gump, Strauss, Hauer & Feld, L.L.P.      Davis Polk & Wardwell
     711 Louisiana, Suite 1900                  One Fredrick's Place
        Houston, Texas 77002                      London EC2R 8AB
           (713) 220-5800                          United Kingdom
                                                  44-171-418-1300

   Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
   If delivery of the prospectus is expected to made pursuant to Rule 434, please check the following box: [_]

                               ----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS.

Item 13. Other Expenses of Issuance and Distribution

   The following are estimated expenses, other than underwriting commissions, expected to be incurred by Independent Energy in connection with the issuance and distribution of the securities registered under this Registration Statement.

TO BE PAID BY REGISTRANT

   Securities and Exchange Commission
    registration fee........................ $   41,920
   NASD fees and expenses................... $   15,580
   Printing and engraving expenses.......... $  200,000
   Legal fees and expenses.................. $  200,000
   Accounting fees and expenses............. $   95,000
   Nasdaq listing fees...................... $   17,500
   Engineering fees......................... $   75,000
   Stamp duty expenses...................... $1,425,000
   Miscellaneous............................ $   30,000
                                             ----------
    Total................................... $2,100,000
                                             ==========

Item 14. Indemnification of Directors and Officers

   Except as hereinafter set forth, there is no provision of Independent Energy's Memorandum and Articles of Association or any contract, arrangement or statute under which any director or officer of Independent Energy is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

   The Memorandum and Articles of Association of Independent Energy provide that, subject to the provisions of the Companies Act 1985, but without prejudice to any indemnity to which a director or officer might otherwise be entitled, every director or officer of Independent Energy shall be indemnified out of the assets of Independent Energy against any liability, loss or expenditure incurred by him in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to be done or alleged to have been done or omitted to be done by him as an officer or auditor of Independent Energy and in which judgment is given in his favor or in which he is acquitted, or incurred in connection with any application in which relief is granted to him by the court from liability in respect of any such act or omission or from liability to pay any amount in respect of any such act or omission or from liability to pay any amount in respect of shares acquired by a nominee of Independent Energy.

   Section 310 of the Companies Act 1985 (as amended by the Companies Act
1989) provides as follows:

   "310. Provisions Exempting Officers and Auditors from Liability

   This section applies to any provision, whether contained in a company's articles or in any contract with the Company or otherwise, for exempting any officer of the Company or any person (whether an officer or not) employed by the Company as auditor from, or indemnifying him against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company.

   I. Except as provided by the following subsection, any such provision is void.

  II. This section does not prevent a company--

      A. from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

      B. from indemnifying any such officer or auditor against any liability incurred by him--

       1. in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or

       2. in connection with any application under Section 144(3) or (4) (acquisition of shares by innocent nominee) or Section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

   The Underwriters will each agree, severally, to indemnify Independent Energy's directors, Independent Energy's officers who sign the Registration Statement and Independent Energy's authorized representative in the U.S. from and against certain liabilities based on information relating to such Underwriter furnished in writing by such Underwriter expressly for use herein.

   Independent Energy has obtained directors' and officers' insurance coverage, which, subject to policy terms and limitations, includes coverage to reimburse Independent Energy for amounts that it may be required or permitted by law to pay directors or officers of Independent Energy.

Item 15. Recent Sales of Unregistered Securities

   In June 1997, Independent Energy sold 1,866,648 ordinary shares in the U.S. at a price of 75p per share and 140,000 ordinary shares issuable upon the exercise of warrants in the U.K. at a price of 75p per share. In September 1997, Independent Energy sold 1,437,329 ordinary shares in the U.S. and 1,194,329 ordinary shares in the U.K. at a price of 95p per Share. All ordinary shares sold in the U.S. were offered and sold pursuant to an exemption for registration under Section 4(2) of the Securities Act and all ordinary shares sold in the U.K. were offered and sold pursuant to an exemption under Regulation S under the Securities Act.

   In November 1998, Independent Energy agreed to issue options to purchase 250,000 ordinary shares at the then market price of $9.50 per share to Donaldson, Lufkin & Jenrette International in exchange for financial advisory services. Such options were issued pursuant to an exemption for registration under Section 4(2) of the Securities Act.

Item 16. Exhibits

Exhibit
  No.                                        Description
1*       Form of Underwriting Agreement.

3**      Memorandum and Articles of Association, as amended, of Independent Energy.

4.1**    Form of Deposit Agreement among Independent Energy Holdings plc, The Bank of New
         York, as Depositary, and the holders from time to time of American Depositary
         Receipts evidencing American Depositary Shares representing Ordinary Shares.

4.2** Form of American Depositary Receipt evidencing American Depositary Shares representing Ordinary Shares (included in Exhibit 4.1).

5*       Opinion of Masons as to the legality of the Ordinary Shares.

8.1*     Opinion of Masons as to U.K. tax matters relative to the Ordinary Shares (included in the Prospectus relating to the Ordinary Shares under "Taxation" with a confirmation included in Exhibit 5).

8.2*     Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to U.S. tax matters relative to the Ordinary Shares (included in the Prospectus relating to the Ordinary Shares under "Taxation" with a confirmation included in this Exhibit).

10.1**   Accession Agreement to the Pooling an Settlement Agreement.

10.2**   Carried Interest Agreement between Independent Energy UK Limited and Altwood
         Petroleum Limited dated May 21, 1996.

10.3**   Hive-up Agreement dated May 14, 1996 between Eukan Energy Limited and Independent
         Energy UK Limited.

10.4**   Hive-up Agreement dated May 14, 1996 between Elswick Petroleum Limited and
         Independent Energy UK Limited.

10.5**   Second Tier License to Supply Electricity for Independent Energy UK Limited dated
         March 7, 1996.

10.6**   Loan Note Instrument dated June 30, 1997 by Independent Energy Holdings plc with respect to (Pounds)1,400,000 10% unsecured Notes due 2002.

10.7**   Warrant Instrument dated June 30, 1997 by Independent Energy Holdings PLC with respect to 140,000 Warrants to purchase ordinary shares.

10.8**   Credit Agreement dated September 5, 1997 between Independent Energy Holdings PLC,
         Independent Energy UK Limited Barclays Bank PLC and several lenders (incorporated by reference to Registration Statement No. 333-56223).

10.9***  Letter Agreement regarding Amendment to Credit Agreement dated June 4, 1998 between
         Independent Energy Holdings PLC, Independent Energy UK Limited, Barclays Bank PLC
         and several lenders (incorporated by reference to Registration Statement No. 333-
         56223).

---------------------
  * Filed previously.
 ** Incorporated by reference from the Registration Statement on Form 20-F
    (File No. 0-23451) filed by Independent Energy with the Commission.
*** Incorporated by reference from the Registration Statement on Form F-1 (File
    No. 333-56223) filed by Independent Energy with the Commission.

 Exhibit
   No.                                 Description
 10.10*** Letter of Variation dated July 15, 1998 between Independent Energy
          Holdings PLC, Independent Energy UK Limited and Barclays Bank PLC
          (incorporated by reference to Registration Statement No. 333-56223).

 10.11**  Master Equipment Lease Agreement dated April 19, 1996 between
          Machinery Acceptance Corporation and Independent Energy UK Limited
          (incorporated by reference to Registration Statement No. 333-56223).

 10.12*** Master Finance Lease Agreement dated June 17, 1997 between Debis
          Financial Services Limited and Independent Energy UK Limited
          (incorporated by reference to Registration Statement No. 333-56223).

 10.13*** Lease Master Agreement dated October 30, 1997 between ING Lease (UK)
          Limited and Independent Energy UK Limited (incorporated by reference to Registration Statement No. 333-56223).

 10.14    Agreement, dated July 8, 1999, for a Revolving Advance and Letter of
          Credit Facility between Independent Energy UK Limited, Independent
          Energy Holdings plc, Barclays Capital, Barclays Bank PLC and the financial institutions party thereto.

 10.15*   License Farmout Agreement, dated January 11, 1999, between
          Independent Energy UK Limited, ISO (U.K.) Limited, Archean Energy
          (U.K.) Limited and Altwood Petroleum Limited.

 10.16*   License Buy-in Agreement, dated February 23, 1999, between
          Independent Energy UK Limited and Vulcan Energy Limited.

 21*      List of Subsidiaries

 23.1*    Consent of Masons (included in Exhibit 5).

 23.2*    Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
          Exhibit 8.2).

 23.3*    Consent of Pannell Kerr Forster.

 23.4*    Consent of Gaffney, Cline & Associates Ltd.

 24*      Powers of Attorney (included on the signature pages hereof)

 99*      Reserve Report of Gaffney, Cline & Associates Ltd., dated August 10,
          1999.

---------------------
  * Filed previously.
 ** Incorporated by reference from the Registration Statement on Form 20-F
    (File No. 0-23451) filed by Independent Energy with the Commission.
*** Incorporated by reference from the Registration Statement on Form F-1 (File
    No. 333-56223) filed by Independent Energy with the Commission.

Item 17. Undertakings

   The undersigned Registrant hereby undertakes:

   (1) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    (2) Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (4) For the purpose of determining any liability under the Securities Act of 1933 each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized on September 27, 1999.

                                         INDEPENDENT ENERGY HOLDINGS PLC
                                         (Registrant)

                                            /s/       Burt H. Keenan
                                         By:___________________________________
                                                      Burt H. Keenan
                                                         Chairman

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

             Signature                     Title                   Date

   /s/    Burt H. Kennan            Chairman
----------------------------------                           September 27,
          Burt H. Keenan                                       1999

                *
                                    Chief Executive
----------------------------------   Officer and             September 27,
          John L. Sulley             Director                  1999
                                     (Principal
                                     Executive Officer)

                *
                                    Executive Director--
----------------------------------   Finance (Principal      September 27,
           Ian Stewart               Financial and             1999
                                     Accounting Officer)

                *
                                    Executive Director--
----------------------------------   Resources               September 27,
                                                               1999

         William E. Evans

                *
                                    Executive
----------------------------------   Director--              September 27,
         Robert E. Jones             Operations                1999

                *
                                    Non-executive
----------------------------------   Director                September 27,
          Roy W. Deakin                                        1999

                *
                                    Non-executive
----------------------------------   Director and            September 27,
         Jerry W. Jarrell            Authorized                1999
                                     Representative in
                                     the United States

                *
                                    Non-executive
----------------------------------   Director                September 27,
           David O. May                                        1999

                *
                                    Non-executive
----------------------------------   Director                September 27,
         Herbert L. Oakes                                      1999

*By: /s/ Burt H. Keenan
__________________________________
          Burt H. Keenan
         Attorney-in-Fact